TRIMAS REPORTS THIRD QUARTER 2025 RESULTS
Aerospace Sales Up 45.8%; Company Raises 2025 Full-Year Earnings Outlook
•Third quarter diluted EPS of $0.23, with adjusted diluted EPS of $0.61, up 41.9%
•Third quarter operating profit of $16.6 million, with adjusted operating profit of $30.3 million, up 33.9%
•Consolidated sales growth of 17.4%, with organic growth, net of currency impact, of 16.1%
BLOOMFIELD HILLS, Michigan, October 28, 2025 - TriMas (NASDAQ: TRS) today announced financial results for the third quarter ended September 30, 2025. The Company reported third quarter 2025 net income of $9.3 million, or $0.23 per diluted share, compared to $2.5 million, or $0.06 per diluted share, in third quarter 2024. Adjusting for Special Items(1), third quarter 2025 adjusted net income(2) was $25.1 million, compared to $17.7 million in third quarter 2024. Third quarter 2025 adjusted diluted earnings per share(2) was $0.61, an increase of 41.9% compared to $0.43 in the prior year period.
TriMas reported third quarter 2025 net sales of $269.3 million, a 17.4% increase compared to $229.4 million in third quarter 2024, with growth across all three business segments, led by continued strong performance in Aerospace. The Company reported operating profit of $16.6 million in third quarter 2025, compared to $8.3 million in third quarter 2024. Adjusting for Special Items(1), third quarter 2025 adjusted operating profit was $30.3 million, a 33.9% increase compared to $22.7 million in the prior year period, driven by stronger sales and the successful execution of commercial and operational improvement initiatives within TriMas Aerospace.
“We delivered another strong quarter, led by robust performance in our Aerospace group and top-line growth across all three of our businesses," said Thomas Snyder, TriMas President and Chief Executive Officer. "As we close out the year and lay the groundwork for the future, we remain committed to operational excellence and disciplined commercial execution to drive sustained growth that will deliver long-term value for our stakeholders. Given our strong performance to date, we are raising our full-year 2025 earnings outlook. Looking ahead, we remain confident in the growth potential of our two largest segments, Aerospace and Packaging, and are encouraged by the ongoing recovery in our Specialty Products business.”
Financial Position
The Company reported net cash provided by operating activities of $36.5 million for third quarter 2025, compared to $22.0 million in third quarter 2024, driven by improved performance and continued working capital management. As a result, the Company reported Free Cash Flow(3) of $26.4 million for third quarter 2025, compared to $15.4 million in third quarter 2024. On a year-to-date basis, the Company reported net cash provided by operating activities of $75.9 million through third quarter 2025, compared to $36.7 million through third quarter 2024. As a result, the Company reported year-to-date Free Cash Flow(3) of $43.9 million for third quarter 2025, compared to $12.6 million for third quarter 2024.
TriMas ended third quarter 2025 with $33.6 million of cash on hand, $270.7 million of cash and available borrowing capacity under its revolving credit facility, and a net leverage ratio of 2.3x as defined in the Company's credit agreement. As of September 30, 2025, TriMas reported total debt of $407.1 million and Net Debt(4) of $373.4 million. With a solid balance sheet and no near-term debt maturities, the Company remains committed to its capital allocation priorities of investing in business growth and consistently returning capital to shareholders.
During the first nine months of 2025, the Company repurchased 106,220 shares of its outstanding common stock for $2.3 million. As of September 30, 2025, the Company had $65.4 million remaining under the repurchase authorization. TriMas also paid a quarterly cash dividend of $0.04 per share of TriMas Corporation stock.
Third Quarter Segment Results
TriMas Packaging group's net sales for the third quarter were $135.7 million, an increase of 4.2% compared to third quarter 2024, primarily driven by growth in beauty and personal care dispensers and the impact of favorable currency exchange, partially offset by softer demand for closures and flexible packaging products for food and beverage applications. Third quarter operating profit and margin declined slightly, primarily due to a challenging year-over-year comparison related to gains on the sale of non-core properties of $1.1 million in Q3 2024 that did not recur.

TriMas Aerospace group's net sales for the third quarter were $103.2 million, an increase of 45.8% compared to third quarter 2024, primarily due to an increase in industry build rates, new awards, commercial actions and the acquisition of TriMas Aerospace Germany (TAG) during first quarter 2025. Third quarter 2025 adjusted operating profit margin increased 860 basis points over the same period in 2024, primarily driven by improved sales conversion, commercial actions and operational excellence initiatives. The year-over-year increases also reflect the absence of a work stoppage at a manufacturing facility that impacted results in the third quarter of 2024.
TriMas Specialty Products group's net sales for the third quarter were $30.3 million, an increase of 7.2% compared to third quarter 2024, as a 31.3% year-over-year sales increase for Norris Cylinder more than offset the loss of sales related to the divestiture of Arrow Engine in January 2025. Third quarter operating profit and margins were relatively flat as compared to the same period in 2024, as higher absorption of fixed costs and previous restructuring actions at Norris Cylinder offset most of the profit lost related to the divestiture of Arrow Engine.
2025 Outlook
The Company has raised its full-year 2025 adjusted diluted earnings per share(2) (EPS) outlook. The Company now expects to deliver full year 2025 adjusted diluted EPS in the range of $2.02 to $2.12, an increase from the previously announced range of $1.95 to $2.10, provided on July 29, 2025. Additionally, TriMas now anticipates consolidated sales growth to reach the higher end of its previously projected full-year 2025 outlook of 8% to 10%, compared to 2024.
Conference Call Information
TriMas will host its third quarter 2025 earnings conference call today, Tuesday, October 28, 2025, at 10 a.m. ET. To participate via phone, please dial (877) 407-0890 (U.S. and Canada) or +1 (201) 389-0918 (outside the U.S. and Canada), and ask to be connected to the TriMas third quarter 2025 earnings conference call. The conference call will also be simultaneously webcast via the TriMas website at www.trimas.com, under the "Investors" section, with an accompanying slide presentation. A replay of the conference call will be available on the TriMas website or by dialing (877) 660-6853 (U.S. and Canada) or +1 (201) 612-7415 (outside the U.S. and Canada) with a meeting ID of 13756458, beginning October 28, 2025, at 3:00 p.m. ET through November 11, 2025, at 3:00 p.m. ET.
Notice Regarding Forward-Looking Statements
The above outlook includes the impact of all announced acquisitions. The outlook provided assumes no detrimental impact related to input costs or end market demand associated with global conflicts or geopolitical actions. All of the above amounts considered as 2025 guidance are after adjusting for any current or future amounts that may be considered Special Items, and in the case of adjusted diluted earnings per share, acquisition-related intangible asset amortization expense for deals that have not yet been consummated. The inability to predict the amount and timing of the impacts of these Special Items makes a detailed reconciliation of these forward-looking non-GAAP financial measures impracticable.(1)
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to TriMas’ business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: general economic and currency conditions; competitive factors; market demand; our ability to realize our business strategies; government and regulatory actions, including, without limitation, the impact of current and future tariffs and reciprocal tariffs, quotas and surcharges, as well as climate change legislation and other environmental regulations; our ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; pressures on our supply chain, including availability of raw materials and inflationary pressures on raw material and energy costs, and customers; the performance of our subcontractors and suppliers; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; risks associated with a concentrated customer base; information technology and other cyber-related risks; risks related to our international operations, including, but not limited to, risks relating to tensions between the United States and China; changes to fiscal and tax policies; intellectual property factors; uncertainties associated with our ability to meet customers’ and suppliers’ sustainability and environmental, social and governance ("ESG") goals and achieve our sustainability and ESG goals in alignment with our own announced targets; litigation; contingent liabilities relating to acquisition and disposition activities; interest rate volatility; our leverage; liabilities imposed by our debt instruments; labor disputes and shortages; the disruption of operations from catastrophic or extraordinary events, including, but not limited to, natural disasters, geopolitical conflicts and public health crises; the amount and timing of future dividends and/or share repurchases, which remain subject to Board approval and depend on market and other conditions; our future prospects; and other risks that are discussed in Part I, Item 1A, "Risk Factors," in our Annual Report on Form 10-

K for the year ended December 31, 2024 and Part II, Item 1A, "Risk Factors," in our subsequent Quarterly Reports on Form 10-Q. The risks described in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
In this release, certain non-GAAP financial measures are used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in Appendix I at the end of this release. Management believes that presenting these non-GAAP financial measures provides useful information to investors by helping them identify underlying trends in the Company’s businesses and facilitating comparisons of performance with prior and future periods and to the Company’s peers. These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are provided only for the expected impact of amortization of acquisition-related intangible assets for completed acquisitions, as the Company is unable to provide estimates of future Special Items(1) or amortization from future acquisitions without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Additional information is available at www.trimas.com under the “Investors” section.
(1) Appendix I details certain costs, expenses and other amounts or charges, collectively described as "Special Items," that are included in the determination of net income, earnings per share and/or cash flows from operating activities under GAAP, but that management believes should be separately considered when evaluating the quality of the Company’s core operating results, given they may not reflect the ongoing activities of the business.
(2) The Company defines adjusted net income (and on a per diluted share basis, adjusted diluted earnings per share) as net income (per GAAP), plus or minus the after-tax impact of Special Items(1), plus the after-tax impacts of non-cash acquisition-related intangible asset amortization and non-cash compensation expense. While the acquisition-related intangible assets aid in the Company’s revenue generation, the Company adjusts for the non-cash amortization expense and non-cash compensation expense because the Company believes it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of financial results over multiple periods, and (iii) provides more relevant comparisons of financial results with the results of other companies as the amortization expense associated with these assets may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions.
(3)    The Company defines Free Cash Flow as Net Cash Provided by/Used for Operating Activities, excluding the cash impact of Special Items, less Capital Expenditures. Please see Appendix I for additional details.
(4) The Company defines Net Debt as Total Debt less Cash and Cash Equivalents. Please see Appendix I for additional details.
About TriMas
TriMas designs and manufactures a diverse set of products primarily for the consumer products, aerospace and industrial markets through its TriMas Packaging, TriMas Aerospace and Specialty Products groups. Our approximately 3,900 dedicated employees in 13 countries provide customers with a wide range of innovative and quality product solutions through our market-leading businesses. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan. For more information, please visit www.trimas.com.
Contact
Sherry Lauderback
VP, Investor Relations, Communications & Sustainability
(248) 631-5506
sherry.lauderback@trimas.com

TriMas Corporation
Condensed Consolidated Balance Sheet
(Dollars in thousands)

	September 30, 2025	December 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$33,640	$23,070
Receivables, net	192,060	164,820
Inventories	227,210	209,190
Prepaid expenses and other current assets	30,260	29,560
Total current assets	483,170	426,640
Property and equipment, net	340,540	318,650
Operating lease right-of-use assets	43,340	40,480
Goodwill	387,030	356,360
Other intangibles, net	158,330	161,080
Deferred income taxes	9,300	10,760
Other assets	12,170	10,210
Total assets	$1,433,880	$1,324,180
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$90,350	$91,050
Accrued liabilities	80,100	60,340
Lease liabilities, current portion	9,640	8,040
Total current liabilities	180,090	159,430
Long-term debt, net	407,070	398,120
Lease liabilities	38,220	36,680
Deferred income taxes	21,200	20,110
Other long-term liabilities	62,260	42,540
Total liabilities	708,840	656,880
Total shareholders' equity	725,040	667,300
Total liabilities and shareholders' equity	$1,433,880	$1,324,180

TriMas Corporation
Consolidated Statement of Income
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net sales	$269,260	$229,360	$785,690	$696,960
Cost of sales	(203,350)	(177,660)	(593,030)	(538,540)
Gross profit	65,910	51,700	192,660	158,420
Selling, general and administrative expenses	(41,140)	(38,950)	(124,250)	(115,380)
Asbestos-related costs	(8,030)	(5,510)	(8,030)	(5,510)
Net gain (loss) on dispositions of assets	(150)	1,040	5,120	1,040
Operating profit	16,590	8,280	65,500	38,570
Other expense, net:
Interest expense	(4,370)	(4,860)	(13,440)	(15,010)
Other income (expense), net	(100)	(30)	(430)	(310)
Other expense, net	(4,470)	(4,890)	(13,870)	(15,320)
Income before income tax expense	12,120	3,390	51,630	23,250
Income tax expense	(2,820)	(860)	(13,190)	(4,640)
Net income	$9,300	$2,530	$38,440	$18,610
Basic earnings per share:
Net income per share	$0.23	$0.06	$0.95	$0.46
Weighted average common shares—basic	40,650,933	40,612,413	40,634,527	40,776,583
Diluted earnings per share:
Net income per share	$0.23	$0.06	$0.94	$0.45
Weighted average common shares—diluted	41,113,322	40,946,571	41,004,160	41,089,208

TriMas Corporation
Consolidated Statement of Cash Flow
(Unaudited - dollars in thousands)

	Nine months ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Net income	$38,440	$18,610
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:
Gain on dispositions of assets	(5,120)	(1,040)
Depreciation	29,770	29,940
Amortization of intangible assets	12,940	12,640
Amortization of debt issue costs	710	720
Deferred income taxes	4,140	3,540
Non-cash compensation expense	8,300	8,050
Provision for losses on accounts receivable	(930)	290
Change in asbestos liability	8,030	5,510
Change in environmental liability estimate	—	2,490
Increase in receivables	(18,280)	(15,910)
Increase in inventories	(8,390)	(23,050)
(Increase) decrease in prepaid expenses and other assets	8,250	(4,570)
Increase (decrease) in accounts payable and accrued liabilities	3,340	(7,020)
Other operating activities	(5,270)	6,500
Net cash provided by operating activities, net of acquisition impact	75,930	36,700
Cash Flows from Investing Activities:
Capital expenditures	(43,650)	(35,980)
Acquisition of business, net of cash acquired	(37,730)	—
Cross-currency swap terminations	—	(3,760)
Settlement of foreign currency exchange forward contract	—	3,760
Net proceeds from disposition of business, property and equipment	21,780	4,100
Net cash used for investing activities	(59,600)	(31,880)
Cash Flows from Financing Activities:
Proceeds from borrowings on revolving credit facilities	169,300	248,730
Repayments of borrowings on revolving credit facilities	(164,770)	(235,380)
Debt financing fees	(1,260)	—
Payments to purchase common stock	(2,260)	(19,270)
Shares surrendered upon exercise and vesting of equity awards to cover taxes	(1,850)	(1,620)
Dividends paid	(4,950)	(4,980)
Other financing activities	30	(280)
Net cash used for financing activities	(5,760)	(12,800)
Cash and Cash Equivalents:
Increase (decrease) for the period	10,570	(7,980)
At beginning of period	23,070	34,890
At end of period	$33,640	$26,910
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,920	$9,860
Cash paid for taxes	$11,290	$9,080

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Packaging
Net sales	$135,700	$130,240	$406,280	$389,190
Operating profit	$16,290	$17,930	$53,520	$53,060
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	1,900	1,070	2,920	2,420
Adjusted operating profit	$18,190	$19,000	$56,440	$55,480

Aerospace
Net sales	$103,240	$70,830	$295,460	$215,890
Operating profit	$20,200	$6,310	$55,410	$23,870
Special Items to consider in evaluating operating profit:
Third-party and other costs incurred related to strike	—	2,340	—	2,340
M&A diligence and transaction costs	—	30	—	60
Purchase accounting costs	530	—	1,200	—
Business restructuring and severance costs	820	—	820	—
Adjusted operating profit	$21,550	$8,680	$57,430	$26,270

Specialty Products
Net sales	$30,320	$28,290	$83,950	$91,880
Operating profit	$2,370	$2,290	$2,480	$5,480
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	—	120	1,240	120
Adjusted operating profit	$2,370	$2,410	$3,720	$5,600

Corporate Expenses
Operating loss	$(22,270)	$(18,250)	$(45,910)	$(43,840)
Special Items to consider in evaluating operating loss:
Asbestos-related costs	8,030	5,510	8,030	5,510
M&A diligence and transaction costs	60	820	390	3,020
System implementation costs	1,940	1,830	4,300	3,620
Change in environmental liability estimate	—	1,830	—	2,490
Business restructuring and severance costs	550	830	7,500	1,510
Gain on sale of Arrow Engine	(80)	—	(5,380)	—
Adjusted operating loss	$(11,770)	$(7,430)	$(31,070)	$(27,690)

Total Company
Net sales	$269,260	$229,360	$785,690	$696,960
Operating profit	$16,590	$8,280	$65,500	$38,570
Total Special Items to consider in evaluating operating profit	13,750	14,380	21,020	21,090
Adjusted operating profit	$30,340	$22,660	$86,520	$59,660

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income, as reported	$9,300	$2,530	$38,440	$18,610
Special Items to consider in evaluating quality of net income:
Asbestos-related costs	8,030	5,510	8,030	5,510
Business restructuring and severance costs	3,270	2,020	12,480	4,050
Purchase accounting costs	530	—	1,200	—
M&A diligence and transaction costs	60	850	390	3,080
System implementation costs	1,940	1,830	4,300	3,620
Third-party and other costs incurred related to strike	—	2,340	—	2,340
Derivative de-designation and settlement (gain) loss	—	—	—	10
Change in environmental liability estimate	—	1,830	—	2,490
Write-off of deferred financing fees	—	—	100	—
Gain on sale of Arrow Engine	(80)	—	(5,380)	—
Amortization of acquisition-related intangible assets	4,400	4,210	12,940	12,640
Non-cash compensation expense	3,300	1,630	6,800	8,050
Income tax effect of net income adjustments(1)	(5,660)	(5,100)	(10,300)	(10,190)
Adjusted net income	$25,090	$17,650	$69,000	$50,210

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Diluted earnings per share, as reported	$0.23	$0.06	$0.94	$0.45
Special Items to consider in evaluating quality of EPS:
Asbestos-related costs	0.19	0.14	0.19	0.13
Business restructuring and severance costs	0.08	0.05	0.30	0.10
Purchase accounting costs	0.01	—	0.03	—
M&A diligence and transaction costs	—	0.02	0.01	0.07
System implementation costs	0.05	0.04	0.10	0.09
Third-party and other costs incurred related to strike	—	0.06	—	0.06
Derivative de-designation and settlement (gain) loss	—	—	—	—
Change in environmental liability estimate	—	0.04	—	0.06
Write-off of deferred financing fees	—	—	—	—
Gain on sale of Arrow Engine	—	—	(0.13)	—
Amortization of acquisition-related intangible assets	0.11	0.10	0.32	0.31
Non-cash compensation expense	0.08	0.04	0.17	0.20
Income tax effect of net income adjustments(1)	(0.14)	(0.12)	(0.25)	(0.25)
Adjusted diluted EPS	$0.61	$0.43	$1.68	$1.22
Weighted-average shares outstanding	41,113,322	40,946,571	41,004,160	41,089,208
(1) Income tax effect of net income adjustments is calculated on an item-by-item basis, utilizing the statutory income tax rate in the jurisdiction where the adjustments occurred. For the three and nine month periods ended September 30, 2025 and 2024, the income tax effect on the cumulative net income adjustments varied from the tax rate inherent in the Company's reported GAAP results, primarily as a result of certain discrete items that occurred during the period for GAAP reporting purposes.

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended September 30,
	2025			2024
	As reported	Special Items	As adjusted	As reported	Special Items	As adjusted
Net cash provided by operating activities	$36,490	$3,570	$40,060	$22,030	$5,210	$27,240
Less: Capital expenditures	(13,670)	—	(13,670)	(11,870)	—	(11,870)
Free Cash Flow	$22,820	$3,570	$26,390	$10,160	$5,210	$15,370

	Nine months ended September 30,
	2025			2024
	As reported	Special Items	As adjusted	As reported	Special Items	As adjusted
Net cash provided by operating activities	$75,930	$11,610	$87,540	$36,700	$11,840	$48,540
Less: Capital expenditures	(43,650)	—	(43,650)	(35,980)	—	(35,980)
Free Cash Flow	$32,280	$11,610	$43,890	$720	$11,840	$12,560

	September 30, 2025	December 31, 2024	September 30, 2024
Short-term borrowings	$—	$—	$80
Long-term debt, net	407,070	398,120	409,870
Total Debt	407,070	398,120	409,950
Less: Cash and cash equivalents	33,640	23,070	26,910
Net Debt	$373,430	$375,050	$383,040

	YOY Sales Growth %
	Organic	Acquisitions	Divestitures	Foreign Exchange	Total
Q3 2025 vs. Q3 2024
Consolidated TriMas Corporation	16.1%	2.7%	(2.3)%	0.9%	17.4%
Packaging	2.6%	—%	—%	1.6%	4.2%
Aerospace	37.1%	8.7%	—%	—%	45.8%
Specialty Products	25.6%	—%	(18.4)%	—%	7.2%

YTD Q3 2025 vs YTD Q3 2024
Consolidated TriMas Corporation	12.6%	2.3%	(2.0)%	(0.2)%	12.7%
Packaging	4.6%	—%	—%	(0.2)%	4.4%
Aerospace	29.4%	7.5%	—%	—%	36.9%
Specialty Products	6.8%	—%	(15.4)%	—%	(8.6)%

Appendix I

TriMas Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Forecasted Diluted Earnings Per Share Guidance
(Unaudited - dollars per share)

	Twelve months ended
	December 31, 2025
	Low	High
Diluted earnings per share (GAAP)	$1.14	$1.24
Pre-tax amortization of acquisition-related intangible assets(1)	0.42	0.42
Income tax benefit on amortization of acquisition-related intangible assets	(0.11)	(0.11)
Pre-tax non-cash compensation expense	0.25	0.25
Income tax benefit on non-cash compensation expense	(0.06)	(0.06)
Impact of Special Items(2)	0.38	0.38
Adjusted diluted earnings per share	$2.02	$2.12
(1) These amounts relate to acquisitions completed as of October 28, 2025. The Company is unable to provide forward-looking estimates of future acquisitions, if any, that have not yet been consummated.
(2) The Company is unable to provide forward-looking estimates of Special Items without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.